Exhibit 5.1

[Lowenstein Sandler PC Letterhead]

November 16, 2010

NeoStem, Inc.
420 Lexington Avenue, Suite 450
New York, New York 10170

Re:	Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for NeoStem, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (File No. 333-166169) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and declared effective by the Commission on May 11, 2010, the prospectus, dated May 19, 2010 (the “Prospectus”) and two prospectus supplements described below, each filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act on November 16, 2010 (each, a “Prospectus Supplement”).

The first Prospectus Supplement pertains to an  underwritten offering (the “Underwritten Offering Prospectus Supplement”) pursuant to the Underwriting Agreement dated the date hereof between the Company and the underwriters named therein (the "Underwriting Agreement") and relates to the issuance and sale by the Company of 6,337,980 units (the “Underwritten Units”), with each Underwritten Unit consisting of one share of the common stock (each, an “Underwritten Share”), par value $0.001 per share, of the Company (“Common Stock”) and a warrant (collectively, the “Underwritten Warrants”) to purchase 0.50 of a share of Common Stock.  The Underwritten Offering Prospectus Supplement also covers the 3,168,990 shares of Common Stock issuable from time to time upon exercise of the Underwritten Warrants (collectively, the “Underwritten Offering Warrant Shares”).

We understand that the Underwritten Units are to be sold, as described in the Registration Statement, the Prospectus and the Underwritten Offering Prospectus Supplement, pursuant to the Underwriting Agreement filed as Exhibit 1.1 to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.  We further understand that the Underwritten Units will not be issued or certificated; the Underwritten Shares and the Underwritten Warrants are immediately separable and will be issued separately, but will be purchased together in the Underwritten Offering.

The second Prospectus Supplement (the “Preferred Offering Prospectus Supplement”) relates to the issuance and sale by the Company of 10,582,011 units (the “Preferred Offering Units”), with each Preferred Offering Unit consisting of (i) one share of Series E 7% Senior convertible Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Shares”), (ii) a warrant (collectively, the “Preferred Offering Warrants”) to purchase 0.25 of a share of Common Stock, and (iii) 0.0155 of a share of Common Stock (collectively, the “Preferred Offering Common Shares”).  The Preferred Offering Prospectus Supplement also covers the 1,322,486 shares of Common Stock issuable from time to time upon exercise of the Preferred Offering Warrants (collectively, the “Preferred Offering Warrant Shares”), and the shares of Common Stock issuable from time to time upon conversion of redemption of the Preferred Shares (collectively, the “Conversion / Redemption Shares”).

We understand that the Preferred Offering Units are to be sold, as described in the Registration Statement, the Prospectus and the Preferred Offering Prospectus Supplement, to investors (each, a “Purchaser”) pursuant to definitive securities purchase agreements entered into among the Company, JGB Management Inc. and each of the Purchasers, dated as of November 16, 2010 (the “Securities Purchase Agreements”), substantially in the form filed as Exhibit 10.1 to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.  We further understand that the Preferred Offering Units will not be issued or certificated; the Preferred Shares, the Preferred Offering Warrants and the Preferred Offering Common Shares are immediately separable and will be issued separately, but will be purchased together in the Preferred Offering.

In connection with this opinion, we have examined the Registration Statement, the Prospectus, the Underwritten Offering Prospectus Supplement and the Preferred Offering Prospectus Supplement.  We also have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion.  We have assumed:  (A) the genuineness and authenticity of all documents submitted to us as originals and (B) the conformity to originals of all documents submitted to us as copies thereof.  As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.           the issuance and sale of the Underwritten Units, and the Underwritten Shares and the Underwritten Warrants included therein, has been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Underwritten Offering Prospectus Supplement and in accordance with the Underwriting Agreement, the Underwritten Units, and the Underwritten Shares and the Underwritten Warrants included therein, will be validly issued, fully paid and non-assessable;

2.           the Underwritten Offering Warrant Shares have been duly authorized and, when issued in the manner described in the Registration Statement, the Prospectus and the Underwritten Offering Prospectus Supplement and in accordance with the terms and conditions of the Underwritten Warrants (including the due payment of any exercise price therefor specified in the Underwritten Warrants), the Underwritten Offering Warrant Shares will be validly issued, fully paid and non-assessable;

3.           the issuance and sale of the Preferred Offering Units, and the Preferred Shares, the Preferred Offering Warrants and the Preferred Offering Common Shares included therein, has been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Preferred Offering Prospectus Supplement and in accordance with the Securities Purchase Agreements, the Preferred Offering Units, and the Preferred Shares, the Preferred Offering Warrants and the Preferred Offering Common Shares included therein, will be validly issued, fully paid and non-assessable;

4.           the Preferred Offering Warrant Shares have been duly authorized and, when issued in the manner described in the Registration Statement, the Prospectus and the Preferred Offering Prospectus Supplement in accordance with the terms and conditions of the Preferred Offering Warrants (including the due payment of any exercise price therefor specified in the Preferred Offering Warrants), the Preferred Offering Warrant Shares will be validly issued, fully paid and non-assessable; and

5.           the Conversion / Redemption Shares have been duly authorized and, when issued in accordance with the terms and conditions of the Certificate of Designations applicable to the Preferred Shares, the Conversion / Redemption Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the federal laws of the United States and to the Delaware General Corporation Law.  We express no opinion as to the effect of the law of any other jurisdiction.  Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm therein and in the Prospectus, the Underwritten Offering Prospectus Supplement and the Preferred Offering Prospectus Supplement under the caption “Legal Matters.”  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,
/s/
Lowenstein Sandler PC